Exhibit 99.1

Energy Recovery REPORTS FIRST QUARTER 2016 RESULTS

FIRST QUARTER SUMMARY:

●	Record quarter total gross margin of 67.5%(1)
●	Total revenue increased 93% year-over-year to $11.3 million
●	Product gross margin increased to 63.4% from 56.8%, an increase of 660 basis points year-over-year
●	Operating expenses decreased 14% year-over-year to $9.8 million
●	Net loss of $(2.0) million, or $(0.04) per share compared to net loss of $(8.3) million, or $(0.16) per share, in the prior year quarter
●	Adjusted net loss of $(1.0) million, or $(0.02) per share compared to adjusted net loss of $(5.2) million, or $(0.10) per share, in the prior year quarter(1)

SAN LEANDRO, Calif., May 4, 2016 -- Energy Recovery Inc. (NASDAQ:ERII), the leader in pressure energy technology for industrial fluid flows, today announced its financial results for the first quarter ended on March 31, 2016.

Joel Gay, Chief Executive Officer, remarked, “We are encouraged by the strong start to the year with significant revenue growth from our desalination business, meaningful margin expansion, and improved earnings. Revenue nearly doubling reflects our focus on enhancing our leadership position in a strengthening global desalination market and generating material revenues from our Oil & Gas segment in the form of license and development revenue from the previously announced Schlumberger agreement. With respect to the Schlumberger agreement, we have mobilized for the first milestone test and remain confident that both milestones will be achieved in 2016 thereby triggering an incremental $50 million in contract payments.

Mr. Gay continued, “Along with strong financial performance, we continue to advance our corporate strategy through emerging market segments beyond just hydraulic fracturing. We recently announced a letter of award totaling up to $11 million for our proprietary IsoBoost technology in a large new-build gas processing plant in the Middle East. We remain focused on strengthening our financial position and driving long-term profitable growth.”

REVENUES

The Company generated total revenue of $11.3 million in the first quarter of 2016, reflecting an increase of 93% when compared to the same period of the prior year. The increase was primarily due to significantly higher mega-project shipments in the current year as compared to the previous year as well as an increase in OEM revenue. The Company recognized $1.3 million in license and development revenue associated with the amortization of the Schlumberger exclusivity fee and had product revenue of $10.1 million.

During the fourth quarter of 2015, the Company executed an exclusive worldwide licensing agreement with Schlumberger for the use of the VorTeq technology which includes $125 million in upfront payments paid in stages (pre-commercialization payments). Under the terms of the agreement, the Company received an exclusivity fee of $75 million. For accounting purposes, the Company recognized $1.3 million of license and development revenue which is representative of the straight-line amortization over the fifteen-year term of the agreement. Schlumberger will also pay two (2) separate $25 million milestone payments (for a total of $50 million) subject to the Company satisfying certain key performance indicators. Following commercialization, Schlumberger will pay an annual royalty of $1.5 million per VorTeq in service for the duration of the license agreement. Total annual royalties are dictated by minimum adoption requirements as a percentage of Schlumberger’s active fleets.

GROSS MARGIN

Product gross margin increased by 660 basis points to 63.4% in the first quarter of 2016, compared to 56.8% in the first quarter of 2015. This increase was primarily due to higher MPD volume and production as well as a favorable price and mix.

Including the revenue associated with the Schlumberger exclusivity fee, total gross margin increased by more than 1,000 basis points to 67.5% in the first quarter of 2016(1).

OPERATING EXPENSES

Operating expenses for the first quarter of 2016 decreased by $1.6 million to $9.8 million from $11.4 million in the first quarter of 2015. The decline in operating expenses was primarily due to a reduction in non-recurring expenses. Non-recurring expenses in the first quarter of 2015 totaled $3.0 million – primarily due to the CEO transition – whereas non-recurring expenses in the first quarter of 2016 totaled $1.0 million – chiefly due to the General Counsel transition.

BOTTOM LINE SUMMARY

To summarize financial performance for the first quarter of 2016, the Company reported a net loss of $(2.0) million, or $(0.04) per share. Comparatively, the Company reported a net loss of $(8.3) million, or $(0.16) per share, in the first quarter of 2015. The improvement in performance was largely due to higher water segment sales volume, a favorable shift in product mix, revenue associated with the Schlumberger exclusivity fee amortization, and reduced operating expenses.

Excluding non-recurring items, the Company incurred an adjusted net loss of $(1.0) million, or $(0.02) per share in the first quarter of 2016(1). Comparatively, the Company incurred an adjusted net loss of $(5.2) million, or $(0.10) per share, in the first quarter of 2015(1).

CASHFLOW HIGHLIGHTS

For the first quarter ended on March 31, 2016, the Company reported a use of cash of $(3.4) million.

Cash used by operating activities was $(0.3) million. This includes a net loss of $(2.0) million and non-cash expenses of $1.9 million, the largest of which were share-based compensation of $1.2 million, and depreciation and amortization of $0.9 million. Favorably impacting cash from operating activities by $3.9 million was the monetization of receivables, offset by a $(2.8) million increase in accrued expenses and liabilities and a $(1.3) million decrease in deferred revenue related to the amortization of the Schlumberger exclusivity fee. Cash used in investing activities was $(0.5) million driven by increase of $(0.3) million of restricted cash and $(0.2) million of capital expenditures. Cash used in financing activities was $(2.6) million attributed to the stock buyback of $(4.1) million offset by $1.5 million collected from issuance of common stock related to option exercises.

The Company ended the quarter with unrestricted cash of $96.5 million, current and non-current restricted cash of $4.1 million, and short-term investments of $0.3 million, all of which represent a combined total of $100.9 million.

Forward-Looking Statements

Certain matters discussed in this press release and on the conference call are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the Company’s expectations for its financial performance in 2016 and the Company’s ability to achieve the milestones under the Schlumberger licensing agreement and receive the related contractual payments. These forward-looking statements are based on information currently available to us and on management’s beliefs, assumptions, estimates, or projections and are not guarantees of future events or results. Potential risks and uncertainties include our ability to achieve the milestones under the Schlumberger agreement, any other factors that may have been discussed herein regarding the risks and uncertainties of our business, and the risks discussed under “Risk Factors” in our Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) on March 3, 2016 as well as other reports filed by the Company with the SEC from time to time. Because such forward-looking statements involve risks and uncertainties, the Company's actual results may differ materially from the predictions in these forward-looking statements. All forward-looking statements are made as of today, and the Company assumes no obligation to update such statements.

Use of Non-GAAP Financial Measures

This press release includes certain non-GAAP financial measures, including total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States of America, or GAAP. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions, and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Conference Call to Discuss First Quarter 2016 Results

LIVE CONFERENCE CALL WEBCAST: Thursday, May 5, 2016, 2:30pm PDT Listen-only, Toll-free: 888-427-9419 Listen-only, Local: 719-325-2315 Access code: 3651614	CONFERENCE CALL REPLAY: Expiration: May 19, 2016 Toll-free: 888-203-1112 Local: 719-457-0820 Access code: 3651614

Investors may also access the live call or the replay over the internet at www.streetevents.com or www.energyrecovery.com. The replay will be available approximately three hours after the live call concludes.

About Energy Recovery Inc

Energy Recovery (ERII) is an energy solutions provider to industrial fluid flow markets worldwide. Energy Recovery solutions recycle and convert wasted pressure energy into a usable asset and preserve pumps that are subject to hostile processing environments. With award winning technology, Energy Recovery simplifies complex industrial systems while improving productivity, profitability, and efficiency within the oil & gas, chemical processing, and water industries. Energy Recovery products save clients more than $1.7 billion (USD) annually. Headquartered in the Bay Area, Energy Recovery has offices in Ireland, Shanghai, and Dubai. For more information about the Company, please visit our website at www.energyrecovery.com.

 1 Total gross profit, total gross margin, adjusted net income (loss), and adjusted basic and diluted net income (loss) per share are Non-GAAP financial measures. Please refer to the discussion under headings “Use of Non-GAAP Financial Measures” and “Reconciliations of Non-GAAP Financial Measures.”

ENERGY RECOVERY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value)

(unaudited)

	March 31, 2016	December 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$96,527	$99,931
Restricted cash	1,232	1,490
Short-term investments	255	257
Accounts receivable, net of allowance for doubtful accounts of $156 and $166 at March 31, 2016 and December 31, 2015, respectively	7,683	11,590
Unbilled receivables, current	1,804	1,879
Inventories	6,725	6,503
Income tax receivable	2	—
Deferred tax assets, net	1,145	938
Prepaid expenses and other current assets	1,299	943
Total current assets	116,672	123,531
Restricted cash, non-current	2,911	2,317
Unbilled receivables, non-current	—	6
Property and equipment, net of accumulated depreciation of $19,113 and $18,338 at March 31, 2016 and December 31, 2015, respectively	9,956	10,622
Goodwill	12,790	12,790
Other intangible assets, net	2,374	2,531
Other assets, non-current	2	2
Total assets	$144,705	$151,799

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$2,592	$1,865
Accrued expenses and other current liabilities	4,984	7,808
Income taxes payable	—	2
Accrued warranty reserve	428	461
Deferred revenue	5,619	5,878
Current portion of long-term debt	10	10
Total current liabilities	13,633	16,024
Long-term debt, net of current portion	36	38
Deferred tax liabilities, non-current, net	2,360	2,360
Deferred revenue, non-current	67,766	69,000
Other non-current liabilities	674	718
Total liabilities	84,469	88,140
Commitments and Contingencies (Note 9)
Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized; 55,368,637 shares issued and 52,215,481 shares outstanding at March 31, 2016, and 54,948,235 shares issued and 52,468,779 shares outstanding at December 31, 2015	55	55
Additional paid-in capital	132,469	129,809
Accumulated other comprehensive loss	(75)	(64)
Treasury stock at cost, 3,153,156 and 2,479,456 shares repurchased at March 31, 2016 and December 31, 2015, respectively	(10,941)	(6,835)
Accumulated deficit	(61,272)	(59,306)
Total stockholders’ equity	60,236	63,659
Total liabilities and stockholders’ equity	$144,705	$151,799

ENERGY RECOVERY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Product revenue	$10,051	$5,864
Product cost of revenue	3,674	2,531
Product gross profit	6,377	3,333

License and development revenue	1,250	—

Operating expenses:
General and administrative	4,884	6,278
Sales and marketing	2,070	2,433
Research and development	2,665	2,533
Amortization of intangible assets	157	159
Total operating expenses	9,776	11,403
Loss from operations	(2,149)	(8,070)

Other expense:
Interest expense	(1)	(40)
Other non-operating expense	(21)	(102)
Loss before income taxes	(2,171)	(8,212)
(Benefit) provision for income taxes	(205)	71
Net income (loss)	$(1,966)	$(8,283)

Basic and diluted net income (loss) per share	$(0.04)	$(0.16)

Shares used in basic and diluted per share calculation	52,207	51,948

ENERGY RECOVERY, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Cash Flows From Operating Activities
Net loss	$(1,966)	$(8,283)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	1,188	1,140
Depreciation and amortization	932	979
Unrealized loss on foreign currency transactions	53	124
Change in fair value of put options	29	—
Valuation adjustments for excess or obsolete inventory	12	(10)
Provision for doubtful accounts	4	2
Amortization of premiums on investments	3	79
Provision for warranty claims	—	21
Deferred income taxes	(207)	65
Reversal of accruals related to expired warranties	(33)	—
Other non-cash adjustments	(44)	428
Changes in operating assets and liabilities:
Accounts receivable	3,904	5,524
Accounts payable	727	215
Unbilled receivables	81	314
Income taxes payable	(4)	2
Inventories	(234)	(1,120)
Deferred revenue, product	(245)	574
Prepaid and other assets	(385)	154
Deferred revenue, SLB license	(1,250)	—
Accrued expenses and other liabilities	(2,825)	(1,192)
Net cash used in operating activities	(260)	(984)

Cash Flows From Investing Activities
Maturities of marketable securities	—	4,675
Capital expenditures	(152)	(179)
Restricted cash	(335)	1,084
Net cash (used in) provided by investing activities	(487)	5,580

Cash Flows From Financing Activities
Net proceeds from issuance of common stock	1,515	250
Proceeds from long-term debt	—	55
Repayment of long-term debt	(2)	—
Repurchase of common	(4,106)	—
Net cash (used in) provided by financing activities	(2,593)	305
Effect of exchange rate differences on cash and cash equivalents	(64)	(11)
Net change in cash and cash equivalents	(3,404)	4,890
Cash and cash equivalents, beginning of period	99,931	15,501
Cash and cash equivalents, end of period	$96,527	$20,391

ENERGY RECOVERY, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands, except per share data)

(unaudited)

This press release includes non-GAAP financial information because we plan and manage our business using such information. Our non-GAAP Total Gross Profit, Total Gross Margin are determined by adding back the license and development revenue associated with the amortization of the Schlumberger exclusivity fee. Our non-GAAP Adjusted Net Income and per share information also exclude non-recurring expenses.

	Three Months Ended March 31,
	2016	2015
Product revenue	$10,051	$5,864
License and development revenue	1,250	—
Total revenue	11,301	5,864

Product gross profit	6,377	3,333
License and development revenue	1,250	—
Total gross profit (Non-GAAP)	7,627	3,333

Product gross margin	63.4%	56.8%
Total gross margin (Non-GAAP)	67.5%	56.8%

Net income (loss)	$(1,966)	$(8,283)
Non-recurring operating expenses	1,008	3,045
Adjusted net income (loss) (Non-GAAP)	$(958)	$(5,238)

Basic and diluted net income (loss) per share	$(0.04)	$(0.16)
Adjusted basic and diluted net income (loss) per share (Non-GAAP)	$(0.02)	$(0.10)

Shares used in basic and diluted per share calculation	52,207	51,948

Contact:

Chris Gannon

Chief Financial Officer

510-483-7370